UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Tesoro Corporation 2011 Long-Term Incentive Plan

The Tesoro Corporation 2011 Long-Term Incentive Plan (the “Plan”) became effective May 4, 2011 upon approval by the stockholders of the Tesoro Corporation (the “Company”) at the Company’s 2011 Annual Meeting of Stockholders.  The Board of Directors of the Company had unanimously adopted and approved the Plan on February 23, 2011.

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).  Any current or prospective officer or employee or other service provider of the Company or any of its subsidiaries as well as any nonemployee director is eligible to participate in the Plan.  The Plan provides the Committee with the authority to award incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and incentive bonuses (which may be paid in cash or stock, or a combination thereof), any of which may be performance-based.  The maximum number of shares of common stock of the Company, par value $0.16 2/3 (“Common Stock”) that may be issued under the Plan, subject to certain adjustments in the event of a change in the Company’s capitalization, is equal to 6,700,000, plus any shares subject to outstanding awards under the Company’s 2006 Long-Term Incentive Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares).

Under the Plan, a participant’s annual share limit is equal to 750,000 shares of Common Stock.  Subject to certain exceptions, the aggregate number of shares of Common Stock subject to awards granted under the Plan during any calendar year to any one nonemployee director will not exceed 25,000.  The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the Plan may not exceed 6,700,000, subject to possible adjustment upon a change in the Company’s capitalization.  The maximum cash amount payable pursuant to that portion of an incentive bonus earned under the Plan for any 12-month period to any participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, will not exceed $10,000,000.

The Plan prohibits granting stock options or stock appreciation rights (other than in the context of a merger or other acquisition) with exercise prices lower than the closing price of the underlying shares of Common Stock on the grant date.  No award outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original award, or otherwise amended to reduce the exercise price applicable thereto (other than in connection with a transaction or other change in the Company’s capitalization).  The term of stock options and stock appreciation rights granted pursuant to the Plan may not exceed ten years.

The Plan will terminate with respect to the grant of new awards on February 23, 2021.

The foregoing description of the terms of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Form Agreement for 2011 Awards Under the Company’s 2011 Long-Term Incentive Plan

On May 4, 2011, the Compensation Committee approved the form of 2011 Grant Letter pursuant to which Performance Shares and Market Share Units may be issued under the Plan (the “Grant Letter”) and the Performance Share Awards Granted in 2011 Summary of Key Provisions (the “PS Key Provisions”) and the Market Share Unit Award Granted in 2011 Summary of Key Provisions (the “MSU Key Provisions,” and, together with the PS Key Provisions, the “Key Provisions”) to be used to set forth the terms of 2011 grants of performance shares and market share units to certain participants under the Plan, including the Company’s named executive officers.

The Grant Letter and PS Key Provisions contemplate that performance shares of the Company’s Common Stock contingent upon the achievement of certain performance goals will vest at the end of the 36 month performance period which lasts from April 1, 2011 through March 31, 2014.  Upon vesting at the end of the performance period, awards will be adjusted based on achievement of the applicable performance conditions.  In the event of a change in control, the performance share awards will be paid out at the greater of the achievement of the target performance or the achievement of actual performance through a date determined by the Compensation Committee prior to the change in control.  If a grantee’s employment with the Company terminates due to retirement or involuntary termination, then such grantee will be issued a pro-rated payout of shares based on the number of full months, (minimum of 12 months required) worked within the performance period based on the achievement of actual performance.  If a grantee’s employment with the Company terminates due to death or disability, then such grantee will be issued a pro-rated payout of shares based on the number of full months, (minimum of 12 months required) worked within the performance period based on the achievement of target performance.  If a grantee terminates employment with the Company due to a voluntary termination or termination for cause prior to the vesting of the performance shares, the shares will be forfeited.

The Grant Letter and MSU Key Provisions contemplate that market stock units pursuant to which shares of the Company’s Common Stock will be earned at vesting based on stock price performance will vest at the end of the 36 month performance period which lasts from May 11, 2011 through May 11, 2014.  Upon vesting at the end of the performance period, the number of shares earned will be adjusted by multiplying the factor of the average closing stock price for the 30 days prior to the vesting date over the average closing stock price for the 30 days prior to the grant date.  In the event of a change in control, the number of shares earned from the award of market stock units will be adjusted by the multiplying factor of the average closing stock price for the 30 days prior to the change in control over the average closing stock price for the 30 days prior to the grant date.  If a grantee's employment with the Company terminates due to retirement, then such grantee will be issued a pro-rated payout of shares based on the number of full months, (minimum of 12 months required) worked within the performance period based on the achievement of actual performance. If a grantee terminates employment with the Company for any reason other than a change in control, or retirement, prior to the vesting of the market stock units, the units will be forfeited.

The foregoing description of the terms of the Grant Letter and Key Provisions is qualified in its entirety by reference to the actual terms of the Grant Letter and Key Provisions, which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Grant of Awards to Named Executive Officers

On May 4, 2011, the Compensation Committee approved the following grants of awards to the named executive officers.

Grants of Awards to Named Executive Officers

Named Executive Officers & Title	Number of Performance Shares	Number of Market Stock Units
Gregory J. Goff, President and Chief Executive Officer	68,000	46,000
G. Scott Spendlove, Senior Vice President and Chief Financial Officer	14,000	9,000
Charles S. Parrish, Executive Vice President, General Counsel and Secretary	16,000	11,000
Claude A. Flagg, Senior Vice President, Strategy and Business Development	15,000	10,000

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Tesoro Corporation (the “Company”) was held on May 4, 2011.  There were 154,758,503 shares of common stock entitled to be voted, and 124,596,952 shares present in person or by proxy, at the Annual Meeting.

Six items of business were acted upon by stockholders at the Annual Meeting.  The voting results are as follows:

1.	Election of Directors.

Stockholders elected the eight nominees for Director to hold office until the 2012 Annual Meeting of Stockholders or until their successors are qualified and elected.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Rodney F. Chase	103,617,149	927,519	177,650	19,872,513
Gregory J. Goff	103,960,196	633,782	128,340	19,872,513
Robert W. Goldman	103,051,088	1,465,571	205,658	19,872,513
Steven H. Grapstein	102,973,140	1,566,384	182,793	19,872,513
J. W. Nokes	94,916,192	9,619,365	186,758	19,872,513
Susan Tomasky	103,804,143	751,853	166,319	19,872,513
Michael E. Wiley	94,844,941	9,691,476	185,899	19,872,513
Patrick Y. Yang	103,814,229	732,504	175,584	19,872,513

2.	Advisory vote on executive compensation.

Stockholders approved the advisory vote on the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,867,074	11,536,749	318,493	19,872,516

3.	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.

Stockholders voted to conduct future advisory votes on executive compensation every year.

One Year	Two Years	Three Years	Abstentions
96,541,851	294,750	7,501,583	384,128

4.	Approval of the Tesoro Corporation 2011 Long-Term Incentive Plan.

Stockholders approved the adoption of the Tesoro Corporation 2011 Long-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
82,801,393	21,681,471	239,449	19,872,519

5.	Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,682,497	486,574	425,761	0

6.	Stockholder Proposal Regarding a Safety Report.

Stockholders did not approve the stockholder proposal regarding a safety report.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,950,299	30,267,051	38,504,963	19,872,516

Item 7.01	Regulation FD Disclosure.

Additional financial information supplemental to the first quarter earnings conference call is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of our refining to marketing integration plans, Tesoro has secured approximately 30 Mbpd of contract volume throughout 2011; the contract volume primarily consists of gasoline and diesel products and approximately 20 Mbpd is related to new business.

We use the last-in, first-out ("LIFO") method as the primary method to determine the carrying value of domestic crude oil and refined product inventories in our refining and retail segments.  The total carrying value of our crude oil and refined product inventories was less than replacement cost by approximately $1.9 billion at March 31, 2011.

The information is being furnished, not filed, pursuant to Item 7.01 of Form 8-K.  Accordingly, the information in Item 7.01 of this Current Report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

     (d)   Exhibits.

10.1	Tesoro Corporation 2011 Long-Term Incentive Plan.
10.2	Tesoro Corporation 2011 Grant Letter.
10.3	Tesoro Corporation Performance Share Awards Granted in 2011 Summary of Key Provisions.
10.4	Tesoro Corporation Market Stock Unit Awards Granted in 2011 Summary of Key Provisions.
99.1	Supplemental conference call financial information dated as of May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

10.1	Tesoro Corporation 2011 Long-Term Incentive Plan.
10.2	Tesoro Corporation 2011 Grant Letter.
10.3	Tesoro Corporation Performance Share Awards Granted in 2011 Summary of Key Provisions.
10.4	Tesoro Corporation Market Stock Unit Awards Granted in 2011 Summary of Key Provisions.
99.1	Supplemental conference call financial information dated as of May 5, 2011.